EXHIBIT 10.2

MODIFICATION AGREEMENT

This Agreement entered into this 29th day of August, 2005 by and between [among] CAS Medical Systems, Inc., a Connecticut corporation with a place of business at 44 East Industrial Road, Branford, CT 06405 Connecticut (the “Borrower”), and NEWALLIANCE BANK, a Connecticut banking corporation with an office at 195 Church Street, New Haven, Connecticut (the “Bank”).

W I T N E S S E T H

WHEREAS, the Bank made a commercial loan to Borrower in the original amount of Three Million and 00/100  Dollars ($3,000,000.00) (the “Loan”), which Loan is evidenced by a Line of Credit Loan Agreement in said amount dated August 10, 2004

WHEREAS, the Borrower secured its obligations to the Bank under the Note by granting a security interest (the “Security Interest”) in certain Collateral as more particularly described in a Security Agreement dated August 10, 2004 (the “Security Agreement”); and

WHEREAS, as a condition of the Loan, the Guarantor guaranteed all of the Borrower’s liabilities to Bank pursuant to a [Limited Recourse] Guaranty Agreement dated N/A (the “Guaranty”); and

WHEREAS, in connection with the Note and Security Agreement, the parties executed and delivered various other documents, instruments and/or indemnities to the Bank (hereinafter referred to collectively, together with the Note, and Security Agreement, as the “Loan Documents”); and

WHEREAS, the Borrower and the Bank have agreed to modify the Note and other Loan Documents as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.    As of the date of this Agreement the outstanding principal balance due Bank under the Note is ZERO DOLLAR AND 00/100 Dollars ($.00).

2.    The Note is hereby modified in the following respects:

(i)    The date of “September 1, 2005” appearing in Section III (1) of the Note is deleted and the date of “September 1, 2007” is substituted therefor.

3.    No modification made pursuant to this Agreement shall in any way affect Borrower’s obligation to pay the outstanding principal amount due under the Note ON DEMAND.

4.    The Loan Documents are hereby modified to incorporate the terms contained in this Agreement. Any reference to the Note in any Loan Document shall mean the Note as modified by this Agreement. Any default in this Agreement shall be an Event of Default as defined in the Note.

5.    The Borrower and the Guarantor reaffirm all of the representations, warranties, covenants (both affirmative and negative), waivers and indemnities contained in the Loan Documents. All representations, warranties and covenants set forth in the Loan Documents are true and correct as if made on the date hereof.

6.    The Guarantor hereby consents to the modifications contained herein and hereby ratifies and confirms: (a) that the Guarantor unconditionally guaranties to the Bank the payment and performance from and by the Borrower of the liabilities as defined in the Guaranty and (b) such liabilities include, without limitation, the Note as modified hereby. The Guarantor acknowledges that the Guarantor’s reaffirmation and ratification of the Guarantor’s Guaranty is a material inducement for the Bank to enter into this Agreement and that the Bank would not do so without the Guarantor’s reaffirmation and ratification. This Agreement and the Guaranty are the Guarantor’s valid and binding obligations enforceable against the Guarantor in accordance with their terms. The Guarantor agrees that the Guarantor’s Guaranty shall be joint and several with any other guarantor of the Obligations, as that term is defined in the Guaranty.

7.    The Borrower and the Guarantor represent, acknowledge and affirm that neither of them has any claim, defense, offset or counterclaim whatsoever against the Bank with respect to the Note, Security Agreement, Guaranty or any other Loan Document, or the modifications made herein, and that the Bank is relying on this representation in agreeing to the Modifications herein set forth. The Borrower and the Guarantor further acknowledge that the Bank would not agree to said modifications unless the Borrower and the Guarantor made the representations, acknowledgements and affirmations contained in this paragraph and elsewhere in this Agreement, freely and willingly after the opportunity to consult with their attorneys. The Borrower further represents that this Agreement and all of the Loan Documents executed by it are its valid and binding obligations and enforceable in accordance with their terms and that no Event of Default (as defined in the Note) has occurred nor has there occurred any event of condition which, with the giving of notice or the passage of time or both would constitute an Event of Default.

8.    In furtherance of the immediately preceding paragraph, the Borrower and the Guarantor hereby release, and forever discharge the Bank, its officers, agents, successors and assigns, from any and all claims, actions, causes of action, obligations and liabilities of any kind known or unknown which the Borrower or the Guarantor have or may have as of the date hereof whether relating to the Note, the Security Agreement, the Guaranty, this Agreement, any other Loan Document or any of the transactions contemplated hereby or consummated in connection herewith, or any negotiations in connection with any of the foregoing.

9.    The parties agree that nothing contained herein shall in any way impair the Note, Guaranty, or any other Loan Document. The parties further agree that nothing contained herein or modified pursuant to this Agreement shall affect or be construed to affect the security interest in the Collateral (as that term is defined in the Security Agreement) or the priority of same over other liens, charges and encumbrances, or release or affect the liability of any other party or parties who may now or hereafter be liable under, pursuant to, or on account of the Note.

10.    Except as modified by this Agreement, the Note, Guaranty, and all other Loan Documents shall remain unchanged and in full force and effect. The Borrower and the Guarantor shall keep and perform all of the terms and agreements contained therein as may be applicable to them. Unless otherwise defined in this Agreement all capitalized terms shall have the same meaning as used in the Note.

11.    This Agreement shall be construed under the laws of the State of Connecticut and shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns. This Agreement may only be amended in writing. As appropriate, the use of the singular tense in this Agreement shall include the plural and the use of any gender shall include the masculine, feminine and neuter.

12.    In the event there is no guarantor of the Note, all references to “Guarantor” or “Guaranty” shall have no force or effect and shall not affect the validity of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Signed, Sealed and Delivered
In the Presence Of:

NEWALLIANCE BANK

Date:	By:	/s/ Joy E. Rogers
Joy Ellen Rogers, Vice President
Business Banking Department

CAS Medical Systems, Inc. (BORROWER)

Date:	By:	/s/ Louis P. Scheps
ITS: President